SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 10, 2003


                          WILLIS GROUP HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)


      BERMUDA                          001-16503              13-5160382
(Jurisdiction of incorporation     (Commission File         (IRS Employer
or organization)                    Number)                  Identification No.)


                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
         (Former name or former address, if changed since last report.)




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Item 9. Regulation FD Disclosure.

On April 10, 2003, Willis Group Holdings Limited (the "Company") issued a press release announcing it has filed a "universal" shelf registration statement with the Securities and Exchange Commission registering an aggregate of $500 million of securities. The shelf registration statement also registers 20 million shares of the Company's common stock out of approximately 60 million shares owned by Profit Sharing (Overseas), Limited Partnership, an affiliate of Kohlberg Kravis Roberts & Co., and certain other institutional shareholders of the Company. A copy of this press release is attached as an exhibit hereto.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be filed with the Securities and Exchange Commission. In addition, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 WILLIS GROUP HOLDINGS LIMITED

                                                 By:   /s/ Mary E. Caiazzo
                                                    --------------------------
                                                    Mary E. Caiazzo
                                                    Assistant General Counsel

Date:  April 10, 2003




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                                  EXHIBIT INDEX


Exhibit
Number               Title
-------              -----

99.1                 Press Release dated April 10, 2003.




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                                                                    Exhibit 99.1

       Willis Group Holdings Files Universal Shelf Registration Statement


              NEW YORK--(BUSINESS WIRE)--April 10, 2003--Willis Group Holdings Limited, the global insurance broker, today announced that it has filed a "universal" shelf registration statement with the Securities and Exchange Commission registering an aggregate of $500 million of securities, which may include debt securities, guarantees of debt securities of certain of the Company's subsidiaries, common stock, preferred stock, warrants and stock purchase contracts.
              The shelf registration statement also registers 20 million shares of the Company's common stock out of approximately 60 million shares owned by Profit Sharing (Overseas), Limited Partnership, an affiliate of Kohlberg Kravis Roberts & Co., and certain other institutional shareholders of the Company.
              The filing of the shelf registration statement will allow the Company the flexibility to take advantage of favorable market conditions in the future to fulfill any financing needs on an expedited basis. The shelf registration statement will also facilitate the continuation of KKR's orderly disposition of its shares over time at the request of the Company and create additional liquidity in the Company's common stock. At the time any debt or equity securities are offered for sale, a prospectus supplement will be provided containing specific information about the terms of any such offering.
              Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 80 countries, its global team of 13,000 associates serves clients in some 180 countries. Willis is publicly traded on the New York Stock Exchange under the symbol WSH.

              This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.
              A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective, nor may sales be effected in the absence of a definitive prospectus and a prospectus supplement setting forth the terms and conditions of any specific securities offered. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of any state.

    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, +1 212/837-0880
             calaiaro_ke@willis.com
             or
             Media:
             Nicholas Jones, +1 44 20 7488-8190
             jonesnr@willis.com
             or
             Dan Prince, +1 212 837-0806
             prince_da@willis.com

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